CONSENT OF INDEPENDENT ACCOUNTANTS

         AS INDEPENDENT PUBLIC ACCOUNTANTS, WE HEREBY CONSENT TO THE INCORPORATION OF OUR REPORT INCLUDED IN THIS FORM 8-K, INTO MARINER HEALTH GROUP, INC.'S PREVIOUSLY FILED REGISTRATION STATEMENTS ON FORM S-8 (NOS 33-67628, 33-77762, 33-78880, 33-99642 AND 333-2780) AND FORM S-3 (FILE NO.
333-3314).


Washington D.C.                                          /s/ Arthur Andersen LLP
August 19, 1996